Exhibit 5.1
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
October 19, 2007
Pzena Investment Management, Inc.
120 West 45th Street
New York, NY 10036
Re:     Pzena Investment Management, Inc.
          Registration Statement on Form S-1
          (File No. 333-143660)
Ladies and Gentlemen:
          We have acted as special counsel to Pzena Investment Management, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering (the “IPO”) by the Company of up to 7,015,000 shares (including 915,000 shares subject to an over-allotment option) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Registration Statement on Form S-1 (File No. 333-143660) as filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2007 under the Act; (ii) Amendment No. 1 to the Company’s Registration Statement as filed with the Commission on July 10, 2007 under the Act; (iii) Amendment No. 2 to the Company’s Registration Statement as filed with the Commission on August 6, 2007 under the Act; (iv) Amendment No. 3 to the Company’s Registration Statement as filed with the Commission on October 10, 2007 under the Act; and (v) Amendment No. 4 to the Company’s Registration Statement being filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (vi) the form of Underwriting Agreement (the “Underwriting Agreement”) to be entered into by

Pzena Investment Management, Inc.
October 19, 2007

and among the Company, as issuer, and, Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), filed as an exhibit to the Registration Statement; (vii) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 8, 2007; (viii) the Bylaws of the Company, as adopted by the Board of Directors of the Company on May 10, 2007; (ix) the form of Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Charter”); (x) the form of Amended and Restated By-Laws of the Company (the “Amended and Restated By-Laws”); and (xi) certain resolutions of the Board of Directors of the Company relating to (A) the issuance and sale of the shares of Class A Common Stock following the approval of the sole stockholder and filing of the Amended and Restated Charter, (B) the Amended and Restated By-Laws and (C) other related matters.
          We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
          Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
          Based upon and subject to the foregoing, we are of the opinion that:
          When (i) the Amended and Restated Charter has been filed with the Secretary of State of Delaware, (ii) the Registration Statement becomes effective under the Act; (iii) the Pricing Committee of the Board of Directors

Pzena Investment Management, Inc.
October 19, 2007

of the Company (the “Pricing Committee”) determines the price per share of the Class A Common Stock; (iv) the Underwriting Agreement has been duly executed and delivered; and (v) the Class A Common Stock has been duly registered by the transfer agent and registrar, and has been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Class A Common Stock as determined by the Pricing Committee, in each case, as contemplated by the Underwriting Agreement, the issuance and sale of the Class A Common Stock will have been duly authorized, and the Class A Common Stock will be validly issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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